United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 31, 2015

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

March 31, 2015

Item 2.02.	Results of Operations and Financial Condition

UTi Worldwide Inc., a British Virgin Islands corporation, which we refer to as UTi or the Company, issued a news release dated March 31, 2015, which we refer to as the Earnings News Release, announcing its results for the three and fiscal year ended January 31, 2015. The Earnings News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information contained in the Earnings News Release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Earnings News Release dated March 31, 2015

Safe Harbor Statement

The press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in the press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including, but not limited to statements about such matters as, the Company’s expectation that improvements in working capital efficiency will continue going forward, the Company’s expectations about its anticipated $33.0 million in annual cost savings and the growth potential of its freight forwarding business; the Company has geared the organization to succeed in the long term and the Company having the right structure, strategy, and network foundation in place to achieve its goals this year and beyond; the fact that the Company is targeting adjusted EBITDA in fiscal 2016 in the range of $125 million to $150 million and anticipates year over year working capital improvement of $175 million to $200 million; the Company’s expectation for operating income improvements for the CL&D business on a constant currency basis in fiscal 2016; the Company’s being well positioned for the new fiscal year; statements about the Company’s expectations about revenue and net revenue in the freight forwarding business, and any statements about the Company’s expected, estimated or anticipated future results or strategies, are forward-looking statements.

These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and other similar expressions or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2014, and the following: the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital and free cash flow improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of investigations by the governments of Brazil and Singapore into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance, including but not limited to the ongoing securities class action lawsuit and SEC investigation; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; and the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date: March 31, 2015	By:	Richard G. Rodick
Richard G. Rodick
Executive Vice President - Finance and Chief Financial Officer